Airborne Sales Have Returned to Growth

- Airborne Net Sales declined significantly in FY08 / FY09
  - Cold prevention and other claims by Airborne resulted in an FTC complaint and judgment, class action lawsuit and negative publicity that required a change in Airborne's marketing campaign and consumer messaging
- Legal and regulatory issues resolved in FY09 and Airborne was acquired as an asset purchase
- New ownership and management stabilized the brand and returned it to growth

Airborne Historical Net Sales (Fiscal Years Ended April 30)

($ in millions)



Explosive Growth
Regulatory Inquiries and Competition
Stabilization and Return to Growth
$180
$150
$120
$90
$60
$30
$0
$64
$69
$72
FY04
FY05
FY06
FY07
FY08
FY09
FY10
FY11
2/29 LTM

Note: LTM represents last twelve months

Historical Net Sales

Net Sales (excl. Airborne)

($ in millions) *Fiscal Years Ended May 31,*



7.5% CAGR
$250
$200
$150
$100
$50
$0
$173
$177
$191
$205
$214
$244
$23
$24
$33
$49
$69
$104
$113
$116
$99
$100
$87
$95
$37
$37
$59
$56
$58
$44
FY07
FY08
FY09
FY10
FY11
2/29 LTM
Heart, Digestive and Other Branded
Joint Care
Private Label

Commentary

- Joint Care Net Sales have returned to growth in the LTM period
- Heart, Digestive, and Other Branded Net Sales growth has been largely driven by MegaRed and the acquisition of Sustenex and Digestive Advantage
- Strategy focus is on branded products

Note: LTM represents last twelve months

Historical Adjusted EBITDA

Adjusted EBITDA (excl. Airborne)

($ in millions) Fiscal Years Ended May 31,


9.6% CAGR
$40
$30
$20
$10
$0
$24
$30
$19
$34
$31
$36
FY07
FY08
FY09
FY10
FY11
2/29 LTM

	FY07	FY08	FY09	FY10	FY11	2/29 LTM
Income from Operations	$18	$16	$15	$29	$20	$24
GM %	40%	42%	35%	42%	38%	43%
Adj. EBITDA Margin %	14%	17%	10%	17%	15%	15%

Commentary

- Adjusted EBITDA has increased due to growth in branded Net Sales and operational efficiencies
- FY09 Adjusted EBITDA declined primarily due to:
  - Spike in raw material costs caused by the Olympics in China
  - Macroeconomic conditions, including a reduction in retail inventories, and competitive pressures in joint care

Note: LTM represents last twelve months

LTM 2/29/12 Combined Net Sales, Income from Operations, and Adjusted EBITDA

Net Sales	
($ in millions)	
Schiff Standalone	$244
Airborne	$72
	$316

Income from Operations and Adjusted EBITDA		
($ in millions)	*Income from Operations*	*Adjusted EBITDA*
Schiff Standalone	$24	$36
Airborne	$12	$12
Estimated Year One Synergies		$7
		$55

Note: LTM represents last twelve months

Regulation G Disclosure

Reconciliation of Adjusted EBITDA to Income from Operations

This presentation includes non-GAAP financial measures, including Adjusted EBITDA of Schiff, Airborne and a combination of Schiff and Airborne. Schiff defines "Adjusted EBITDA" in this presentation as income from operations before depreciation, amortization and stock-based compensation as adjusted for permitted adjustments under Schiff's credit agreement, which consist of acquisition-related costs, reorganization and other unusual expenses and other non-cash adjustments. This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles ("GAAP") and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA for Schiff, Airborne and Schiff and Airborne on a combined basis for the periods presented to the comparable GAAP measures are included in the following financial tables. Schiff's management believes the presentation of Adjusted EBITDA is relevant and useful because Adjusted EBITDA is a measurement industry analysts utilize when evaluating Schiff's and Airborne's operating performance. Schiff's management also believes Adjusted EBITDA enhances an investor's understanding of Schiff's and Airborne's results of operations because it measures Schiff's and Airborne's operating performance exclusive of non-cash charges for depreciation, amortization and stock-based compensation as well as other unusual or non-recurring items. Schiff's management also provides this non-GAAP measurement as a way to help investors better understand Schiff's core operating performance, enhance comparisons of Schiff's core operating performance from period to period and to allow better comparisons of Schiff's operating performance to that of its competitors. Schiff's management believes that the Combined Adjusted EBITDA, including estimated beneficial synergies of operating the companies together of $6.6 million, provides investors with a better understanding of what the aggregate Adjusted EBITDA of the two companies would have been had the acquisition of Airborne occurred at the beginning of the period presented.

Regulation G Reconciliation

($ in millions)

	FY07	FY08	FY09	FY10	FY11	LTM 2/29/12
Schiff Standalone						
Income from operations	$17.7	$16.4	$15.2	$28.8	$20.2	$24.0
Depreciation	3.3	3.5	3.1	3.1	3.6	3.8
Amortization	-	-	-	-	-	1.2
Stock-based compensation	3.9	8.6	0.6	2.2	4.0	2.4
Acquisition related costs	-	1.4	-	-	1.2	2.3
Reorganizational and other unusual costs	(1.4)	(0.1)	-	-	2.4	2.6
Other non-cash adjustments	-	(0.2)	(0.2)	(0.2)	(0.1)	(0.2)
Adjusted EBITDA	**$23.5**	**$29.6**	**$18.7**	**$33.9**	**$31.3**	**$36.3**
Airborne						
Income from operations					$12.9	$11.5
Depreciation					0.2	0.3
Amortization					0.2	0.2
Stock-based compensation					0.1	0.1
Reorganizational and other unusual costs					(0.8)	-
Other non-cash adjustments					-	-
Adjusted EBITDA					**$12.6**	**$12.1**
Combined Adjusted EBITDA						
Schiff Adjusted EBITDA						$36.3
Airborne Adjusted EBITDA						12.1
Estimated Year One Synergies from Combined Business						6.6
Combined Adjusted EBITDA						**$55.0**

Note: Schiff fiscal year ends May 31st and Airborne fiscal year ends April 30th
LTM represents last twelve months